EXHIBIT 99.1

A10 Networks, Inc. Reports Record Revenue
SAN JOSE, Calif., February 9, 2016 -- A10 Networks, Inc. (NYSE: ATEN), a leader in application networking and security, today announced financial results for its fourth quarter and year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights

•	Record revenue of $56.6 million, up 25 percent year-over-year

•	Record product revenue of $39.5 million, increasing 22 percent year-over-year

•	Added over 200 new end-customers in the quarter, reaching over 4,700 total end-customers

“The fourth quarter was a strong close to the year and we are pleased with our momentum driven by our continued execution and innovation,” said Lee Chen, president and chief executive officer of A10 Networks. “Revenue in the fourth quarter exceeded our guidance and we achieved our third consecutive quarter of record revenue, while significantly improving our bottom line year-over-year. Our results this quarter were driven by a broad-based increase in demand across our ADC, CGN and TPS solutions. For the full year we added over 800 new customers, continued to expand our market opportunities and widened our technology leadership with innovations and industry firsts that map directly to some of the fastest growing networking and security market trends.”

Total revenue for the fourth quarter grew to a record $56.6 million, up 25 percent when compared with $45.2 million in the fourth quarter of 2014. Total revenue for the year 2015 was $199.0 million, an increase of 11 percent, compared with $179.5 million reported for the year 2014.

On a GAAP basis, A10 Networks reported a net loss for the fourth quarter 2015 of $7.4 million or $0.12 per share, compared with a net loss of $16.0 million or $0.26 per share in the fourth quarter of 2014. The company reported GAAP net loss attributable to common shareholders of $40.0 million or $0.64 per share for the year 2015, compared with a GAAP net loss attributable to common stockholders of $35.9 million or $0.74 per share for the year 2014.

Non-GAAP net loss for the fourth quarter of 2015 was $3.7 million or $0.06 per share, compared with a non-GAAP net loss of $12.0 million or $0.20 per share in the fourth quarter of 2014. Non-GAAP net loss for 2015 was $22.5 million or $0.36 per share, compared with a Non-GAAP net loss of $29.3 million or $0.51 per share for the year 2014.

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

Prepared Materials and Conference Call Information

A10 Networks has made available a presentation with management’s prepared remarks on its fourth quarter and year 2015 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its fourth quarter and year 2015 results and outlook for its first quarter of 2016. Open to the public, investors may access the call by dialing +1-412-317-6016 or +1-888-317-6016. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available one hour after the call, will run for five business days, and may be accessed by dialing +1-412-317-0088 or +1-877-344-7529 and entering the passcode 10078345. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward Looking Statements

This press release contains “forward-looking statements,” including statements regarding our security focused portfolio continuing to gain traction with customers and partners and our ability to execute on our growth strategy, further our technology leadership and expand our addressable markets. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors which may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, and litigation risks and costs.

More information about potential factors that could affect the company's business and financial results is included in our annual and quarterly reports on file with the SEC. These filings are available on the SEC's website at www.sec.gov and the company’s website.

All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a leader in application networking, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit a10networks.com and @A10Networks

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
The Blueshirt Group
Maria Riley, 415-217-7722
investors@a10networks.com
or
Media Contact:
A10 Networks
Karen Richardson, 408-592-4663
karenr@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Revenue:
Products	$39,464	$32,346	$138,301	$134,486
Services	17,160	12,856	60,654	45,021
Total revenue	56,624	45,202	198,955	179,507
Cost of revenue:
Products	9,595	7,429	33,096	31,084
Services	4,071	3,362	15,672	11,853
Total cost of revenue	13,666	10,791	48,768	42,937
Gross profit	42,958	34,411	150,187	136,570
Operating expenses:
Sales and marketing	29,273	26,648	104,531	96,837
Research and development	13,301	14,487	54,843	49,903
General and administrative	6,933	6,903	27,055	22,938
Litigation expense (benefit)	265	266	2,204	(2,837)
Total operating expenses	49,772	48,304	188,633	166,841
Loss from operations	(6,814)	(13,893)	(38,446)	(30,271)
Other expense, net:
Interest expense	(127)	(124)	(509)	(1,028)
Interest income and other income (expense), net	(165)	(1,241)	(332)	(1,914)
Total other expense, net	(292)	(1,365)	(841)	(2,942)
Loss before provision for income taxes	(7,106)	(15,258)	(39,287)	(33,213)
Provision for income taxes	250	760	747	1,507
Net loss	(7,356)	(16,018)	(40,034)	(34,720)
Accretion of redeemable convertible preferred stock dividend	—	—	—	(1,150)
Net loss attributable to common stockholders	$(7,356)	$(16,018)	$(40,034)	$(35,870)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.26)	$(0.64)	$(0.74)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	63,678	60,990	62,428	48,682

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Other Financial Measures / GAAP to Non-GAAP Reconciliation
GAAP net loss	$(7,356)	$(16,018)	$(40,034)	$(34,720)
Stock-based compensation	3,615	4,045	16,861	12,359
Litigation and settlement expense (benefit)	—	—	686	(6,973)
Non-GAAP net loss	$(3,741)	$(11,973)	(22,487)	(29,334)
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.20)	$(0.36)	$(0.51)
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1) (2)	63,678	60,990	62,428	57,887

(1) For the year ended December 31, 2014, the non-GAAP share counts assume preferred stock was outstanding at December 31, 2013 (as-if converted basis)
(2) In connection with our initial public offering in March 2014, we issued 9.0 million shares of common stock and converted all of our outstanding convertible preferred stock into 40.0 million shares of common stock.

A10 NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Weighted average shares used in computing GAAP net loss per share, basic and diluted	63,678	60,990	62,428	48,682
Preferred stock adjustment	—	—	—	9,205
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1) (2)	63,678	60,990	62,428	57,887

(1) For the year ended December 31, 2014, the non-GAAP share counts assume preferred stock was outstanding at December 31, 2013 (as-if converted basis)
(2) In connection with our initial public offering in March 2014, we issued 9.0 million shares of common stock and converted all of our outstanding convertible preferred stock into 40.0 million shares of common stock.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$98,117	$91,905
Accounts receivable, net of allowances	57,778	54,003
Inventory	18,291	20,701
Prepaid expenses and other current assets	5,064	4,732
Total current assets	179,250	171,341
Property and equipment, net	8,903	10,780
Other non-current assets	4,398	4,859
Total Assets	$192,551	$186,980
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,508	$8,994
Accrued liabilities	27,757	22,435
Deferred revenue, current	49,572	39,256
Total current liabilities	87,837	70,685
Deferred revenue, non-current	23,232	17,964
Other non-current liabilities	1,414	1,766
Total Liabilities	112,483	90,415
Stockholders’ Equity
Common stock and additional paid-in capital	301,887	278,350
Accumulated deficit	(221,819)	(181,785)
Total Stockholders' Equity	80,068	96,565
Total Liabilities And Stockholders' Equity	$192,551	$186,980

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(40,034)	$(34,720)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,716	10,121
Stock-based compensation	16,861	12,359
Gain on settlement of contractual liability	—	(6,993)
Provision for doubtful accounts and sales returns	2,531	935
Other non cash items	(82)	32
Changes in operating assets and liabilities:
Accounts receivable, net	(5,977)	(17,281)
Inventory	(430)	(8,914)
Prepaid expenses and other assets	(405)	(3,017)
Accounts payable	1,109	903
Accrued liabilities	5,344	6,724
Accrued litigation expenses	6	(6,066)
Deferred revenue	15,583	15,989
Other	169	(610)
Net cash provided by (used in) operating activities	3,391	(30,538)
Cash flows from investing activities:
Purchases of property and equipment	(3,477)	(6,100)
Net cash used in investing activities	(3,477)	(6,100)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	6,019	7,030
Proceeds from initial public offering, net of offering costs	—	121,017
Principal payments on revolving credit facility	—	(20,000)
Other	279	(297)
Net cash provided by financing activities	6,298	107,750
Net increase in cash and cash equivalents	6,212	71,112
Cash and cash equivalents—beginning of period	91,905	20,793
Cash and cash equivalents—end of period	$98,117	$91,905